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                                                                    EXHIBIT 10.6

                                   AGREEMENT

AGREEMENT, dated as of June 30, 1997 (this "Agreement"), between Swissray International, Inc., a New York corporation (the "Company"), and Ruedi G. Laupper ("Laupper").

WHEREAS, prior to the increase of the number of shares of common stock, $.01 par value (the "Common Stock") which the Company's board of directors is authorized to issue pursuant to the Corporation's certificate of incorporation from 15,000,000 to 30,000,000 at the Company's meeting of stockholders held on March 7, 1997, the Company was no longer able to maintain a sufficient number of shares to meet certain obligations to issue Common Stock upon the conversion of convertible debentures, the exercise of stock options and otherwise as well as to permit further financings;

WHEREAS, in December of 1996 Ruedi G. Laupper agreed to the cancellation of up to 1,250,000 shares of Common Stock held by Laupper or companies controlled by Laupper to prevent the Company from breaching certain obligations requiring the Company to issue Common Stock and to permit future financings provided that upon approval by the Company's stockholders of the increase of the number of authorized shares of Common Stock, the Company will issue up to 1,625,000 shares of Common Stock (or 30% of the Common Stock canceled);

WHEREAS, prior to the increase of the number of authorized shares of the Company's Common Stock, the Company has requested Laupper, and Laupper has agreed, to cancel 1,608,633 shares of Common Stock;

NOW THEREFORE, in consideration of the mutual agreements and promises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. In addition to the shares of Common Stock previously issued to Laupper the Company shall issue to Laupper an additional 482,590 shares of Common Stock representing 30% of the aggregate amount of Laupper's Common Stock canceled and shall instruct the Company's transfer agent to issue to Laupper one or more certificates representing such shares.

2. Laupper agrees to consider a future cancellation of all or part of his shares of Common Stock under similar circumstances.

3. Writing Required. No provision of this Agreement may be changed or waived orally, but only by, an instrument in writing signed by the party to be charged by such change or waiver. No such waiver shall be construed to include or extend to any prior or subsequent incidences or occurrences except as specifically set forth in such writing.

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4. Successors and Assigns. This Agreement shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5. Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

7. Severability. If any provision of this Agreement is held invalid or unenforceable, the provisions not held invalid or unenforceable shall remain binding and in effect.

8. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereunder.

                           [Signature Page to Follow]

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        IN WITNESS WHEREOF, this Release has been executed as of the day and year first above written.


                                        SWISSRAY INTERNATIONAL, Inc.


                                        By: /s/ Josef Laupper
                                            ---------------------------
                                            Name: Josef Laupper
                                            Title: Secretary


                                        RUEDI G. LAUPPER

                                        /s/ Ruedi G. Laupper
                                        -------------------------------